HEARTLAND FINANCIAL USA, INC. 2020 LONG-TERM INCENTIVE PLAN 2024 TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT The Participant specified below is hereby granted a restricted stock unit award by HEARTLAND FINANCIAL USA, INC. (the “Company”), under the HEARTLAND FINANCIAL USA, INC. 2020 LONG-TERM INCENTIVE PLAN (as amended and restated, the “Plan”). The restricted stock units awarded by this Award Agreement (this “Agreement”) shall be subject to the terms of the Plan and the terms set forth in this Agreement. All capitalized terms used in this Agreement and not otherwise defined have the meaning assigned to them in the Plan. Section 1. Award. The Company hereby grants to the Participant an award of restricted stock units (each such unit, an “RSU”), where each RSU represents the right of the Participant to receive one share of Company stock (“Share”) in the future, subject to the terms of this Agreement and the Plan. For purposes of this Agreement: The “Participant” is: %%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-% The “Grant Date” is: %%OPTION_DATE%-% The number of RSUs is: %%TOTAL_SHARES_GRANTED,'999,999,999'%-% Section 2. Vesting of RSU. (a) The RSUs shall vest with respect to one-third (1/3) of the RSUs (rounded down to the nearest whole number and fully vested on the third vesting date) on March 21 of each of the three years following the year of the grant on which the RSU shall vest pursuant to this Section 2 being hereafter referred to as the “Vesting Date”); provided that the Participant’s Termination of Service has not occurred prior to the Vesting Date. A “Termination of Service” shall mean the Participant’s cessation of employment with the Company or a Subsidiary. The price at which the RSUs shall vest is the fair market value of Company stock at closing on the business day prior to the Vesting Date. (b) Notwithstanding the foregoing provisions of this Section 2, the RSUs shall become fully vested immediately upon (i) the Participant’s Disability or (ii) the Participant’s death. (c) Notwithstanding the foregoing provisions of this Section 2, if the Participant’s Termination of Service occurs due to a Qualifying Retirement, all RSUs shall become vested as of the date of such Termination of Service due to a Qualifying Retirement. For such purposes, a “Qualifying Retirement” means a voluntary Termination of Services by the Participant on or after the date the Participant reaches the age of 62, and provided that (A) the Participant has provided at least five (5) years of full-time equivalent services to the Company or a Subsidiary through the date of such Termination of Services; (B) the Participant executes a general release and waiver of claims against the Company and its affiliates at the time of such Termination of Services; and (C) the Participant executes a Confidentiality, Non-Compete, Non-Solicitation Agreement & General Waiver and Release. Consistent with Section 5.2 of the Plan, any question regarding whether a voluntary Termination of Service constitutes a Qualifying Retirement shall be determined by the Committee and the decision of the Committee shall be final and binding upon the Participant.

2 (d) Immediately upon a Change in Control, if the obligations under this Agreement are not assumed by the Company or its successor in such Change in Control, all RSUs that have not been previously forfeited shall become vested. Otherwise, if the obligations under this Agreement are assumed by the Company or its successor in such Change in Control, and if a Participant’s employment by the Company, a Subsidiary, or successor of the Company or a Subsidiary shall become subject to a Termination of Service within the period beginning six months prior to a Change in Control and ending 24 months after a Change in Control, all RSUs then held by the Participant shall become vested upon the later to occur of the Termination of Service or Change in Control. The foregoing provisions are subject to any forfeiture and expiration provisions otherwise applicable to the RSUs. (e) Except as set forth in Section 2(b), Section 2(c) and Section 2(d) above, upon the Participant’s Termination of Service, Participant shall forfeit all RSUs that have not vested as of such Termination of Service and Participant shall have no further rights under this Agreement. Section 3. Precondition of Award. No Award of RSUs to a Participant will be effective unless Participant executes the Non-Solicitation Agreement attached as Exhibit A. Section 4. Settlement of RSUs. Delivery of Shares or other amounts under this Agreement and the Plan shall be subject to the following: (a) Delivery of Shares. The Company shall deliver to the Participant one Share free and clear of any restrictions in settlement of each of the vested and unrestricted RSUs within 30 days after such RSU becomes vested. Only whole Shares shall be issued, with any fractional RSUs rounded down to the nearest whole Share. (b) Compliance with Applicable Laws. Notwithstanding any other term of this Agreement or the Plan, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under this Agreement or the Plan unless such delivery or distribution complies with all applicable laws and the applicable rules of any securities exchange or similar entity. (c) Certificates Not Required. To the extent that this Agreement and the Plan provide for the issuance of Shares, such issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity. Section 5. Withholding. All deliveries of Shares pursuant to this Award shall be subject to withholding of all applicable taxes. The Company shall have the right to require the Participant (or if applicable, permitted assigns, heirs and Designated Beneficiaries) to remit to the Company an amount sufficient to satisfy any tax requirements prior to the delivery date of any Shares in connection with this Agreement. Except as may be provided otherwise by the Committee, such withholding obligations may be satisfied at the election of the Participant (a) through debit of a deposit account held by the Participant at a Company-affiliated bank, or (b) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (b) may not be used to satisfy more than the Company’s minimum statutory withholding obligation. Section 6. Non-Transferability of RSUs. No RSU granted pursuant to this Agreement is transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. Except as provided in the immediately preceding sentence, this Agreement shall not be assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of this Agreement contrary to the provisions hereof, or the levy of any attachment or similar process upon this Agreement or the RSUs it represents, shall be null and void and without effect.

3 Section 7. Stockholder Rights. Any dividends or other distributions declared payable on the Company’s Shares on or after the Grant Date of the RSUs until the RSUs vest or forfeit shall be credited notionally to the Participant in an amount equal to such declared dividends or other distributions on an equivalent number of the Shares of the Company (“Dividend Equivalents”). Dividend Equivalents so credited shall be paid if, and only to the extent that, the RSUs to which they relate vest, as provided under the terms of the Plan and this Agreement. Dividend Equivalents credited in respect to RSUs that are forfeited under the terms of the Plan and this Agreement are correspondingly forfeited. No interest or other earnings shall be credited on Dividend Equivalents. Vested Dividend Equivalents shall be paid in cash at the same time as the RSUs to which they relate vest and are converted into Shares. Other than as explicitly set forth above, the Participant shall not have any other rights of a Stockholder with respect to the RSUs, including but not limited to, voting rights, prior to the settlement of the RSUs pursuant to Section 4(a) above and issuance of Shares as provided herein. Section 8. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring all or substantially all of the Company’s assets or business. If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been settled or distributed at the time of the Participant’s death and have not been designated to pass to a certain beneficiary, such rights shall be provided to the legal representative of the estate of the Participant. Section 9. Administration. The authority to manage and control the operation and administration of this Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement or the Plan by the Committee and any decision made by the Committee with respect to this Agreement or the Plan shall be final and binding on all persons. Section 10. Plan Governs. Notwithstanding anything in this Agreement to the contrary, this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the Human Resources Department of the Company. This Agreement shall be subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time. Notwithstanding any term of this Agreement to the contrary, in the event of any discrepancy between the corporate records of the Company and this Agreement, the corporate records of the Company shall control. Section 11. Not an Employment Contract. Neither the RSUs granted under this Agreement nor this Agreement shall confer upon the Participant any rights with respect to continuance of employment or other service with the Company or a Subsidiary, nor shall they interfere in any way with any right the Company or a Subsidiary may otherwise have to terminate or modify the terms of the Participant’s employment or other service at any time. Section 12. Amendment. Without limitation of Section 15 and Section 16 below, this Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended in writing by the Participant and the Company without the consent of any other person. Section 13. Governing Law. This Agreement, the Plan and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws, except as superseded by applicable federal law or as specifically stated in Exhibit A. Section 14. Validity. If any provision of this Agreement is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein. Section 15. Section 409A Amendment. This Agreement is intended to be exempt from Code Section 409A and this Agreement shall be administered and interpreted in accordance with such intent. The Committee reserves

4 the right (including the right to delegate such right) to unilaterally amend this Agreement without the consent of the Participant in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A; and the Participant hereby acknowledges and consents to such rights of the Committee. Section 16. Clawback. This Agreement, the RSUs and any Shares received under this Agreement, and any amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company or Subsidiary clawback policy (the “Policy”) or any applicable law, as may be in effect from time to time. The Participant hereby acknowledges and consents to the Company’s or a Subsidiary’s application, implementation and enforcement of (a) the Policy and any similar policy established by the Company or a Subsidiary that may apply to the Participant, whether adopted prior to or following the date of this Agreement, and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and agrees that the Company or a Subsidiary may take such actions as may be necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action. * * * * *

5 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf, and the Participant acknowledges understanding and acceptance of, and agrees to, the terms of this Agreement, all as of the Grant Date. This Agreement and any amendments or supplements hereto may be executed in counterparts, each of which shall constitute an original, but taken together shall constitute a single contract. Signature may be in electronic format, including by electronic acknowledgement. EMPLOYEE By: %%FIRST_NAME_LAST_NAME%-% Via Electronic Acknowledgment HEARTLAND FINANCIAL USA, INC. By: Bruce K. Lee President and CEO

EXHIBIT A NON-SOLICITATION AGREEMENT This NON-SOLICITATION AGREEMENT (the “Agreement”), including the state-specific modifications in Appendix A,1 is entered into between Heartland Financial USA, Inc., and its Affiliates (as defined below), successors, and assigns (collectively the “Company”) and the undersigned Employee. WHEREAS, the Company is engaged in the business of providing banking, investment, and other financial products and services (collectively, the “Services”). WHEREAS, to maximize the quality of the Services it provides, the Company encourages its employees to develop and maintain a proper business and professional relationships with its existing and potential customers as well as other employees; WHEREAS, in furtherance of developing these relationships and services, the Company compensates its employees for their time, trains its employees, discloses to its employees certain Confidential and Proprietary Information (as that term is defined in the parties’ Employee Confidentiality and Non-Disclosure Agreement), and commits its resources to the development of these relationships and Confidential and Proprietary Information; WHEREAS, the Company’s customer and employee relationships represent a signif icant investment of the Company’s resources and are commercially important, and it is important that the Company protects its customers and employees from direct and indirect solicitation by competitors and former employees; and WHEREAS, Employee is receiving valuable consideration in the form of restricted stock grants (“RSUs”) issued contemporaneously with Employee’s execution of this Agreement. NOW, THEREFORE, in consideration of the Employee’s employment, the Employee’s access to Confidential and Proprietary Information, the Company’s providing Employee specialized training related to the Company’s Services, the Company’s allowing Employee access to customers and the ability to use and develop goodwill with them, the award of RSUs, the Employee’s eligibility for discretionary compensation plans and programs in addition to any regular compensation, and the mutual covenants and promises set forth herein, the parties agree as follows: 1 Employees in Alabama, California, Colorado, District of Columbia, Georgia, Illinois, Indiana, Louisiana, Minnesota, Missouri, Nebraska, Nevada, New York, New Hampshire, North Carolina, North Dakota, Oklahoma, Virginia, Washington, and Wisconsin are directed to the State-Specific Appendix for important limitations on the scope of this Agreement.

1. Confidentiality and Non-Disclosure. Employee acknowledged and agreed to the Employee Confidentiality and Non-Disclosure Agreement, which is incorporated into this Agreement. The Confidentiality and Non-Disclosure Agreement survives the termination of Employee’s employment in accordance with it terms. 2. Nonsolicitation a. Non-Solicitation of Employees. At all times while Employee is employed by the Company and for 12 months immediately following the voluntary or involuntary termination of Employee's employment with the Company, regardless of the reason for the termination; Employee agrees and covenants not to directly or indirectly: (i) solicit or recruit for their own benefit or the benefit of any other person or entity, any employee of the Company (A) who was employed by the Company on the last day of Employee’s employment or in the six month period immediately prior; and (B) whom the Employee gained knowledge of through Employee’s employment with the Company ("Covered Employee"), or (ii) encourage or induce any Covered Employee to terminate their employment with the Company. Under no circumstances will Section 2(a) apply in California post-termination of employment. b. Non-Solicitation of Customers. Employee understands and acknowledges that because of Employee's employment with the Company, Employee will have access to and learn about the Company's Customer Information. "Customer Information" includes, but is not limited to, names, phone numbers, addresses, email addresses, transaction history and preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and its relationship with the Company, as well as any information the disclosure or use of which is subject to the Confidentiality and Non-Disclosure Agreement. Employee further understands and acknowledges that the curtailment, diversion, or loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Company. Based on the foregoing and Employee’s employment relationship with the Company, at all times while Employee is employed by the Company and for 12 months immediately following the voluntary or involuntary termination of Employee's employment with the Company, regardless of the reason for the termination; Employee agrees and covenants not to directly or indirectly (i) solicit or attempt to solicit, for the purposes of providing or performing services similar to or in competition with the Company’s Services, the Company's former, current, or prospective customers (1) with whom Employee had Material Business-Related Contact during the last two years of Employee’s employment with the Company (the “Look Back Period”), including any interaction occurring indirectly through individuals directly or indirectly supervised by Employee or with whom Employee engaged in cross-selling or other joint marketing efforts, or (2) about whom the Employee received Customer Information during the Look Back Period (collectively “Covered Customers”), or (ii) encourage or otherwise induce any Covered Customer to curtail, terminate or decline to renew such Covered

Customer’s business relationship with the Company. Under no circumstances will Section 2(b) apply in California post-termination of employment. c. For purposes of this Section 2, “soliciting” means to interact with someone in an effort to cause or encourage the person or entity to do something, regardless of which party first initiates contact. “Material Business-Related Contact” means a direct, substantive conference, meeting, correspondence, discussion, or other contact or communication (but not merely a mass mailing, “cold call” telephone solicitation, incidental meeting at trade shows or conventions, or other like incidental contacts), that is intended to result in, lead to, maintain, increase, facilitate, further, or otherwise aid the sale or other provision of product(s) or service(s) sold or provided by the Company. d. Territory. The non-solicitation covenants in Sections 2(a) and 2(b) are understood to be inherently and reasonably limited by geography to those locations and/or places of business where the Covered Customer or Covered Employee is located and available for solicitation. Where (and only where) a different form of geographic limitation is required by applicable law for enforcement, the covenants will be considered limited to Employee’s Territory. “Territory” means the United States (including state and state-equivalents and county and county-equivalents therein), as the Company and Employee agree that the Company’s business is conducted nationwide. If Employee is employed in a sales position, Employee acknowledges that the geographic scope is reasonable because many of the customers to whom Employee sells/sold products while employed by the Company are national accounts with locations throughout the country, and therefore, the scope of Confidential Information to which Employee had access and the goodwill Employee builds on behalf of the Company will not be limited to any particular county or state within the United States. If Employee is employed as an officer of the Company, Employee acknowledges that the geographic scope is reasonable because Employee is presumed to have participated in the Company’s business and/or had Confidential Information about the Company’s business throughout the United States (including state and state-equivalents and county and county- equivalents therein). Provided, however, if a nationwide Territory is unenforceable, “Territory” means the geographic territory(ies) assigned to Employee by the Company during the Look Back Period (by state, county, or other recognized geographic boundary used in the Company’s business); and, if Employee has no such specifically assigned geographic territory then: (i) those states and counties in which Employee participated in the Company’s business during the Look Back Period; and, (ii) the state(s) and county(ies) where Employee resided during the Look Back Period. e. Clarifications. The non-solicitation provisions in subsection 2(a) and (b) explicitly cover all forms of oral, written, or electronic communication, including, but not limited to, communications by email, regular mail, express mail, telephone, fax, instant message, and social media.

The use of the term the “Company” in this Agreement refers collectively to Heartland Financial USA, Inc. and its Affiliates. “Affiliate” shall mean any bank, trust company, financial services firm or other legal entity that directly or indirectly controls or is controlled by Heartland Financial USA, Inc., or is under common control with Heartland Financial USA, Inc. 3. Choice of Law; Remedies. This Agreement shall be interpreted according to the laws of the state in which the Employee last worked for the Company. The parties agree that, regardless of any choice of law provisions of any jurisdiction, the Agreement shall be enforceable in any Court of competent jurisdiction in that state, and the parties expressly consent to the jurisdiction therein. Employee agrees that the Company may be irreparably harmed if Employee violated the terms of this Agreement and that money damages may not provide adequate relief. Employee therefore agrees that if Employee violates or threatens to violate any term of this Agreement, the Company may be entitled to a temporary or permanent injunction to enforce this Agreement, as well as any other remedies at law or in equity. Should the Company need to commence legal action to enforce any provision of this Agreement or protect its rights under the Agreement, and the Company is deemed the prevailing party; the Company shall recover its attorneys’ fees incurred in such legal action, if permitted under applicable law. The Company shall be deemed the prevailing party if it is awarded any part of the legal or equitable relief it seeks, irrespective of whether some of the relief it seeks is denied or modified. However, if applicable law requires this provision regarding attorneys’ fees and costs be interpreted as reciprocal, it shall be modified such that all parties bear their own attorneys’ fees and costs. 4. Successors. This Agreement shall inure to the benefit of and shall be enforceable by any successor or assignee of the Company. If the Company is sold, merged into another entity, or otherwise reorganized, this Agreement shall automatically be assigned to the successor entity, and Employee shall continue to owe the obligations set forth in this Agreement to the successor entity unless otherwise agreed in writing. In such a circumstance, Confidential Information shall include information of the successor entity as well as that of the Company. Furthermore, in the event of a corporate reorganization where Employee’s employer transfers to a different entity included within the definition of Company, Employee shall owe the obligations set forth in this Agreement to Employee’s new employing entity unless otherwise agreed in writing. In such a circumstance, Confidential Information shall include information of the new employing entity as well as that of the Company. This Agreement may be enforced by any of the Company’s successors, or assigns who have a legitimate business interest that would be protected by enforcement of this Agreement. Employee’s obligations under this Agreement are personal in nature and will not be assigned by Employee without the written consent of the Company. 5. Prior Agreements. This Agreement is intended as a clarification and amplification of any existing prior agreements between the parties (including the Employee Confidentiality and Non-Disclosure Agreement), which prior agreements relate to the subject matter of the Agreement. 6. Amendment. No changes in or additions to the terms of this Agreement shall be valid or binding unless reduced to writing and signed by both parties. Employee acknowledges that portions of this Agreement may be modified or overridden by the laws of the state in which

Employee last worked for the Company, and that these modifications or overrides are set forth in the State-Specific Appendix below, which constitutes part of the Agreement and which Employee has read and understands. The parties agree that, where permitted by law, a Court of competent jurisdiction shall have the power to reduce the period or scope contained in this Agreement to substitute the maximum period or scope deemed reasonable under such circumstances or enforce the restrictions to such lesser extent as allowed by law. 7. Severability. The Employee and the Company agree that the covenants contained in this Agreement, or any of its paragraphs, sentences, or clauses are severable and separate, and the enforceability of any specific covenant or restriction shall not affect the validity or enforceability of any other covenant or restriction set forth herein. Each such covenant on the part of the Employee shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against the Company or any Affiliate whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Company of said covenants. 8. Waiver of Default. Any waiver by the Company of any default or violation under this Agreement shall not constitute a waiver of any other default or violation on a different occasion. 9. Consent. The Employee acknowledges that he/she has had sufficient time to read, has read, and understands this Agreement. The Employee acknowledges having received a copy of this Agreement. Employee is advised of the opportunity to review this Agreement with Employee’s legal counsel. 10. Disclosure to Future Employers. Employee agrees to provide a copy of this Agreement to any organization that Employee is employed by or otherwise provides services to at any time during the 12 month period following termination of Employee’s employment with the Company. The Employee acknowledges and agrees that the Company may send a copy of this Agreement to any such organization. 11. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The Parties agree that any electronic signature included in this Agreement is intended to authenticate this writing and to have the same force and effect as an original signature by hand in ink. Employee may decline the use of an electronic signature and instead elect to sign a paper copy of this Agreement by hand in ink. The Company assents to and accepts this Agreement upon Employee providing Employee’s signature either electronically or by hand, and the Parties agree that this Agreement will be binding and enforceable without the Company’s signature.

IN WITNESS WHEREOF, the parties have hereto executed this Agreement , effective as of the date executed electronically by the Employee (“Effective Date”). EMPLOYEE By: %%FIRST_NAME_LAST_NAME%-% Via Electronic Acknowledgment HEARTLANDFINANCIAL USA, INC. By: Bruce K. Lee President and CEO

12 APPENDIX A The following shall apply to modify provisions of the Agreement, where applicable, based upon the controlling law in the state where Employee primarily resided and worked when last employed by the Company: Alabama: If Alabama law applies, then: (a) Employee’s non-solicitation of employees obligations in Section 2(a) shall only apply to Covered Employees who are in a position uniquely essential to the management, organization, or service of the Company’s business (such as an employee involved in management or significant customer sales or servicing); and (b) Employee’s non-solicitation of customers obligations in Section 2(b) shall be modified to further limit the restriction on solicitation of clients to solicitation on behalf of a commercial entity that carries on a like business to the Company’s Services. California: If California law applies, then the non-solicitation of employees obligations in Section 2(a) and the non-solicitation of customers obligations in Section 2(b) shall not apply after Employee’s employment with the Company ends. However, any conduct relating to the solicitation of Company’s customers or employees that involves the misappropriation of the Company’s trade secret information, such as its protected customer information, will remain prohibited conduct at all times. Further, Employee acknowledges that signing this Agreement is Employee’s knowing and voluntary choice after having had a full and fair opportunity to consult with legal counsel (at the Employee’s cost). Colorado: If Colorado law applies, then: (a) The non-solicitation of customers obligations in Section 2(b) will not be enforceable against Employee unless Employee earns annualized cash compensation (including wages, bonuses, commissions, or other cash compensation) from the Company of at least 60% of the “highly compensated” annual threshold amount set by Colorado’s Division of Labor Standards and Statistics in the Department of Labor and Employment under 7 CCR 1103-14, R. 2.2.11 ($74,250 for 2024), both on the Effective Date and when the Agreement is enforced (“Colorado Non-Solicit Earnings Threshold”); (b) The non-solicitation of customers obligations in Section 2(b) shall be deemed to be modified to cover only those customers with respect to which Employee had access to trade secret information during the last two years of Employee’s employment with the Company; (c) Employee stipulates that non-solicitation of customers obligations in Section 2(b), as amended in this above, are no broader than reasonably necessary to protect the Company’s legitimate interest in protecting trade secrets within the meaning of § 8-2-113(2)(d) (the “Colorado Noncompete Act”);

13 (d) Nothing in this Agreement prohibits the disclosure of information arising from Employee’s general training, knowledge, skill, or experience, information readily ascertainable to the public, or information that Employee otherwise has a right to disclose as legally protected conduct; and (e) if Employee was physically in Colorado when Employee signed this Agreement, Employee acknowledges that Employee received notice of and a copy of this Agreement either (i) before Employee accepted an offer of employment from the Company, if Employee is a new employee; or (ii) 14 days before the Effective Date of this Agreement, if Employee is a current employee. District of Columbia: If Employee spends more than 50% of their time working for the Company in the District of Columbia, or if Employee’s employment is based in the District of Columbia and Employee does not spend more than 50% of their time working in another jurisdiction, and the law of the District of Columbia controls, then Employee acknowledges that Employee received notice of and a copy of this Agreement either (i) before Employee accepted an offer of employment from the Company, if Employee is a new employee; or (ii) 14 days before the Effective Date of this Agreement, if Employee is a current employee. Georgia: If Georgia law applies, then: (a) The definition of Covered Customer in Section 2(b) shall include only current customers and actively sought prospective customer of the Company with whom Employee had material business-related interaction during the Look Back Period; (b) Nothing in the customer non-solicitation obligations in Section 2(b) shall restrict Employee from accepting business from a Covered Customer so long as Employee did not solicit, assist in soliciting, facilitate the solicitation of, provide, or offer to provide services to the Covered Customer (regardless of who first initiated contact) or use Confidential and Proprietary Information to encourage or induce the Covered Customer to withdraw, curtail, or cancel its business with the Company or in any other manner modify or fail to enter into any actual or potential business relationship with the Company; and (c) Employee understands that the employee non-solicitation covenant in Section 2(a) and the customer non-solicitation covenant in Section 2(b) are limited in geographic scope to the Territory. Illinois: If Illinois law applies, the Employee is advised to consult with an attorney before entering into this Agreement. If Employee signs this Agreement during Employee’s employment with the Company, Employee acknowledges that Employee had at least 14 calendar days to review this Agreement prior to signing it. Employee further understands that the non-solicitation of employees obligations in Section 2(a) and the non-solicitation of customers obligations in Section 2(b) shall not be enforceable against Employee unless Employee earns from the Company more than $45,000 per year. This threshold increases by $2,500 every five years (after 2022) until 2037 (“Illinois Earnings Threshold”). Employee further agrees (and has received notice from the Company through this Agreement) that if, at the time Employee signs this Agreement, Employee’s earnings do not meet the Earnings Threshold, then the non-solicitation of employees obligations

14 in Section 2(a) and the non-solicitation of customers obligations in Section 2(b) will automatically become enforceable against Employee if and when Employee’s earnings meet the Illinois Earnings Threshold. Indiana: If Indiana law applies, then the definition of Covered Employee in Section 2(a) shall be modified to further limit the restrictions on solicitation of employees to those who have access to or possess any Confidential and Proprietary Information that would give a competitor an unfair advantage. Louisiana: If Louisiana law applies, then: the definition of Territory shall be limited to the parishes and counties (or their equivalents) from the following list so long as the Company continues to carry on business therein: Acadia, Allen, Ascension, Assumption, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Calcasieu, Caldwell, Cameron, Catahoula, Claiborne, Concordia, Desoto, East Baton Rouge, East Carroll, East Feliciana, Evangeline, Franklin, Grant, Iberia, Iberville, Jackson, Jefferson Davis. Jefferson, Lafayette, Lafourche, LaSalle, Lincoln, Livingston, Madison, Morehouse, Natchitoches, Orleans, Ouachita, Plaquemines, Pointe Coupee, Rapides, Red River, Richland, Sabine, St. Bernard, St. Charles, St. Helena, St. James, St. John the Baptist, St. Landry, St. Martin, St. Mary, St. Tammany, Tangipahoa, Tensas, Terrebonne, Union, Vermillion, Vernon, Washington, Webster, West Baton Rouge, West Carroll, West Feliciana, Winn; and, if counties (or their equivalents) that are located outside of Louisiana must also be specified by name, Employee acknowledges that the names at issue are those listed by the U. S. Census Bureau for the remainder of the United States found at https://en.wikipedia.org/wiki/List_of_counties_by_U.S._state (summarizing data from www.census.gov and incorporated herein by reference) and the same are all incorporated herein by reference. Employee agrees that the foregoing provides Employee with adequate notice of the geographic scope of the restrictions contained in the Agreement by name of specific parish or parishes (and equivalents), municipality or municipalities, and/or parts thereof. Minnesota: If Employee primarily resides or works in Minnesota during Employee’s employment with the Company, then for so long as Employee primarily resides or works in Minnesota, then, if entering into this Agreement in connection with the start of Employee’s employment with the Company, Employee acknowledges that Employee was provided with notice of this Agreement when offered employment and was aware that execution of an agreement with non-solicitation restrictions was a requirement of employment when Employee accepted the Company’s offer. If entering into this Agreement after the commencement of employment, Employee acknowledges Employee received independent consideration for the covenants in this Agreement and was aware that execution of an agreement with non-solicit restrictions was a requirement of employment before Employee accepted the additional consideration. Missouri: If Missouri law applies, then the non-solicitation of employees obligations in Section 2(a) shall be modified to exclude the solicitation or hiring of any employee who provides solely secretarial or clerical services.

15 Nebraska: If Nebraska law applies, then: (a) the definition of Covered Customer in Section 2(b) is modified so that it means any persons or entities with which Employee, alone or in combination with others, handled, serviced, or solicited at any time during the Look Back Period; and (b) the definition of Covered Employee in Section 2(a) is modified so that it means any persons or entities with which Employee, alone or in combination with others, handled, serviced, or solicited at any time during the Look Back Period. Nevada: If Nevada law applies, then the customer non-solicitation obligations in Section 2(b) do not preclude Employee from providing services to any former customer of the Company if: (i) Employee did not solicit the former customer; (ii) the customer voluntarily chose to leave and seek services from Employee; and (iii) Employee is otherwise complying with the limitations in this Agreement as to time and scope of activity to be restrained. New York: If New York law applies, then the customer non-solicitation obligations in Section 2(b) shall be further limited to exclude those customers who became a customer of the Company as a result of Employee’s independent contact and business development efforts with the customer prior to and independent from Employee’s employment with Company. New Hampshire: If New Hampshire law applies, then Employee acknowledges that Employee was given a copy of this Agreement prior to a change in job classification or the offer of employment. North Carolina: If North Carolina law applies, then the definition of Covered Customer shall include only the Company’s former, current, or prospective customers with whom Employee had material business- related interaction during the Look Back Period, including any interaction occurring indirectly through individuals directly or directly supervised by Employee or with whom Employee engaged in cross-selling or other joint marketing efforts. In addition, the Look Back Period shall be calculated looking back one (1) year from the date Employee’s employment with the Company ends or two years from the date of enforcement and not from the date the Employee’s employment with the Company ends, whichever provides the Company the greatest protection and is enforceable under applicable law. North Dakota: If North Dakota law applies, then the non-solicitation of customers covenant in Section 2(b) shall not apply after Employee’s employment with the Company ends. However, any conduct relating to the solicitation of the Company’s clients that involves the misappropriation of the Company’s trade secret information, such as its protected client information, will remain prohibited conduct at all times. Oklahoma: If Oklahoma law applies, then the non-solicitation of customers covenant in Section 2(b) shall be amended to provide that notwithstanding anything in it to the contrary, Employee shall be

16 permitted to engage in the same business as that conducted by the Company or in a similar business as long as Employee does not directly solicit the sale of goods, services, or a combination of goods and services from the established customers of the Company. Virginia: If Virginia law applies, then: (a) the parties agree that the non-solicitation obligations herein are reasonably limited in nature and do not prohibit employment with a competing business in a non- competitive position; and (b) if Employee resides in Virginia and Employee’s average weekly earnings calculated, as provided for under Code of Virginia § 40.1-28.7:7 (the “Virginia Act”), are less than the average weekly wage of the Commonwealth as determined pursuant to subsection B of §65.2-500 or Employee otherwise qualifies as a “low-wage employee” under the Virginia Act then nothing in the customer non-solicitation obligations in Section 2(b) shall restrict Employee from providing a service to a customer of the Company if Employee does not initiate contact with or solicit the customer. Employee shall not be considered a “low-wage employee” if Employee’s earnings are derived, in whole or in predominant part, from sales commissions, incentives, or bonuses paid to Employee by the Company. Washington: If Washington law applies, then: (a) Section 2(a) is amended as follows: a. Non-Solicitation of Employees. At all times while Employee is employed by the Company and for 12 months immediately following the voluntary or involuntary termination of Employee’s employment with the Company, regardless of the reason for the termination; Employee agrees and covenants not to, directly or indirectly, solicit for employment, or attempt to solicit for employment, for their own benefit or the benefit of any other person or entity, any employee of the Company (A) who was employed by the Company on the last day of Employee’s employment or in the six month period immediately prior; and (B) whom the Employee gained knowledge of through Employee’s employment with the Company ("Covered Employee"). (b) Section 2(b) is amended as follows: b. Non-Solicitation of Customers. Employee understands and acknowledges that because of Employee’s employment with the Company, Employee will have access to and learn about the Company's Customer Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, transaction history and preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and its relationship with the Company, as well as any information the disclosure or use of which is subject to the Confidentiality and Non-Disclosure Agreement. Employee further understands and acknowledges that the curtailment, diversion, or loss of any such customer relationship or

17 goodwill will cause significant and irreparable harm to the Company. Based on the foregoing and Employee’s employment relationship with the Company, at all times while Employee is employed by the Company and for 12 months immediately following the voluntary or involuntary termination of Employee's employment with the Company, regardless of the reason for the termination; Employee agrees and covenants not to directly or indirectly solicit or attempt to solicit, for the purposes of providing or performing services similar to or in competition with the Company’s Services, the Company’s customers (1) with whom Employee had Material Business-Related Conduct during the last two years of Employee’s employment with the Company (the “Look Back Period”), including any interaction occurring indirectly through individuals directly or directly supervised by Employee or with whom Employee engaged in cross- selling or other joint marketing efforts, or (2) about whom the Employee received Customer Information during the Look Back Period (collectively “Covered Customers”). Wisconsin: If Wisconsin law applies, then the non-solicitation of employees obligations in Section 2(a) are amended to provide that the Covered Employee must also be an employee who is either (i) entrusted with Confidential and Proprietary Information; or (ii) employed in a position essential to the management, organization, or service of the business (such as, but not limited to, maintaining the Company’s customer relationships).